                                                                     EXHIBIT M-2

                                [LEE & KO LOGO]

                                                               DECEMBER 30, 2003

To: The Korea Development Bank
    16-3, Youido-dong
    Youngdeungpo-gu, Seoul
    Republic of Korea

    Re: The Korea Development Bank: Registration Statement Filing Under Schedule
        B of the Securities Act of 1933, as Amended, US$3,000,000,000 Aggregate Principal Amount of Debt Securities

Dear Sirs,

     We have acted as Korean legal counsel for The Korea Development Bank ("KDB"), a governmental financial institution established pursuant to The Korea Development Bank Act of 1953, as amended, in the Republic of Korea (the "Republic"), in connection with the filing by KDB of a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under Schedule B of the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering, from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus, of KDB's debt securities consisting of its debentures, notes and/or other evidence of indebtedness of US$3,000,000,000 (or the equivalent in any other currency) in aggregate principal amount (collectively the "Debt Securities"). The Debt Securities may be issued in one or more series in accordance with the provisions of a fiscal agency agreement (the "Fiscal Agency Agreement") dated as of February 15, 1991 between KDB and The Bank of New York, N.A., as fiscal agent (the "Fiscal Agent").

     For the purposes of giving the legal opinions set forth herein, we have examined all such laws and regulations of Korea as are relevant, and originals or copies, certified or otherwise identified to our satisfaction, of the documents, records, certificates of public officials and other instruments as we have deemed necessary or advisable. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof, the power and authority of all parties other than KDB to enter into, and due execution and delivery by such parties of, the documents referred above. We have also assumed that such documents constitute the legal, valid and binding obligations of each of the parties thereto and there has been no breach of any of the terms thereof.

     As to any other matters of fact material to the opinion expressed herein, we have made no independent inquiry and have relied solely upon the certificates or oral or written statements of officers and other representatives of KDB.

     We are admitted to practice law in Korea, and the legal opinions provided herein are confined to and given on the basis of the laws of Korea in effect as at the date hereof. We do not represent ourselves to be familiar with the laws of any jurisdiction other than Korea, and we do not pass upon nor express any opinion in respect of those matters that are governed by or construed in accordance with any of such laws.

     Based on the foregoing and subject to the reservations and qualifications set out below, we are of the opinion that:

     (1) KDB is a statutory juridical entity duly established under the Korea Development Bank Act of 1953, as amended, and validly existing under the laws of Korea, with power and authority to own its properties and conduct its business as described in the Prospectus forming a part of the Registration Statement;

     (2) The Fiscal Agency Agreement has been duly authorized and executed by KDB;

     (3) The statements in the Prospectus concerning matters of Korean law are accurate and up-to-date as of the date hereof; and

     (4) When the Debt Securities of any particular series are duly authorized by all necessary action by KDB and executed by KDB, duly authenticated by the Fiscal Agent in accordance with the provisions of the Fiscal Agency Agreement, delivered to and paid for by the purchasers thereof, the Debt Securities will constitute valid and binding obligations of KDB, entitled to the benefits provided by the Fiscal Agency Agreement and enforceable in accordance with their terms.

     We express no opinion as to any agreement, instrument or other documents other than as specified in this opinion.

     The opinions herein are given as of the date hereof solely in connection with filing of the issue and sale of the Debt Securities by KDB and solely for the benefit of KDB and its legal advisers (including United States counsel to KDB in connection with the issue and sale of the Debt Securities), and, except with our express consent, our opinions herein may not be relied upon as of any later date for any other purpose or by any other person.

     We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement filed by KDB with the SEC. In giving this consent, we do not hereby claim or otherwise acknowledge or admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ LEE & KO
                                          --------------------------------------
                                          Lee & Ko

                                      II-19